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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Star Gas Partners, L.P.

We consent to the incorporation by reference in the registration statement to be filed on Form S-3 of Star Gas Partners, L.P. of our report dated December 20, 2001, with respect to the consolidated balance sheets of Star Gas Partners, L.P. and subsidiaries as of September 30, 2000 and 2001, and the related consolidated statements of operations, comprehensive income, partners' capital and cash flows for each of the years in the three-year period ended September 30, 2001 and related schedule, which report appears in the September 30, 2001 annual report on Form 10-K of Star Gas Partners, L.P.

Additionally, we consent to the use of our report dated December 20, 2001, with respect to the balance sheets of Star Gas LLC as of September 30, 2000 and 2001, incorporated herein by reference.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Stamford, Connecticut
October 30, 2002

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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Star Gas Partners, L.P.

We consent to the incorporation by reference in the registration statement to be filed on Form S-3 of Star Gas Partners, L.P. of our report dated August 27, 2001, with respect to the consolidated balance sheets of Meenan Oil Co., L.P. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income and partners' equity (deficit), comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2001, which report appears in the Form 8-K of Star Gas Partners, L.P. dated November 4, 2002.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Melville, New York
October 30, 2002